SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2001

Research, Incorporated
(Exact name of registrant as specified in its charter)

Minnesota	0-2387	41-0908058
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

6425 Flying Cloud Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 941-3300

Items 1, 2, 3, 4, 6 and 8 are not included.

Item 5. Other Events.

        On June 13, 2001, Research Incorporated (the “Company”) announced (i) the discontinuation of its reflow oven business serving the electronics board assembly and semiconducter markets, and (ii) the retirement of Claude Johnson as President and Chief Executive Officer and subsequent election of Brad Yopp as President and Chief Financial Officer. These actions are described in detail in the Company’s press releases dated June 13, 2001, and attached as Exhibits 99.1 and 99.2 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated September 13, 2001.

99.2	Press Release dated September 13, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH INCORPORATED

By /s/ Brad Yopp
Brad Yopp
President and Chief Financial Officer

June 19, 2001